Exhibit 10.22
BCInet, Inc.
SECURITY AGREEMENT
     This Security Agreement (the “Agreement”) is made as of August 31, 2009 by and between BCINET, INC., a Delaware corporation (the “Debtor”), and OCZ TECHNOLOGY GROUP, INC., a Delaware corporation (the “Secured Party”).
RECITALS
     The Debtor has issued to the Secured Party three Secured Promissory Notes in the amount of $311,215, $170,000 and $414,200, respectively, all of even date with this Agreement. Such Secured Promissory Notes and any other promissory notes issued from time to time by Debtor to Secured Party shall collectively be referred to herein as the “Notes”.
     The Debtor and Secured Party are also parties to that certain Asset Purchase Agreement and Series A Preferred Stock Purchase Agreement of an even date herewith (the “Purchase Agreements”).
     In order to induce the Secured Party to enter into this Agreement, Debtor wishes and has agreed to secure its obligations to the Secured Party under the Notes, to enter into this Agreement and to grant the Secured Party a first priority security interest in the Collateral (defined below).
     The parties intend that Debtor’s obligations to repay the Notes be secured by all of the Collateral (as defined below) of the Debtor.
AGREEMENT
     In consideration of the execution of the Notes by the Secured Party and for other good and valuable consideration, the Debtor hereby agrees with the Secured Party as follows:
     1. Grant of Security Interest. To secure the Debtor’s full and timely performance of all of the Debtor’s obligations and liabilities to the Secured Party under the Notes (the “Obligations”), and pursuant to the provisions of the California Uniform Commercial Code, the Debtor hereby grants to the Secured Party a continuing security interest (the “Security Interest”) in and to all of the property described on Exhibit A to this Agreement (the “Collateral”).
     2. Representations and Covenants.
          (a) Ownership. The Debtor owns all right, title and interest in the Collateral and will be the owner of the Collateral hereafter acquired free from any adverse lien, security interest or encumbrance (other than purchase money security interests that will be discharged upon Debtor’s payment of the purchase price for the applicable property), and the Debtor will
BCInet — Security Agreement

defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.
          (b) Further Documentation. At any time and from time to time, at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. The Debtor hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. A reproduction of this Agreement may be filed by the Secured Party as a financing statement (or as an exhibit to a financing statement on form UCC-1) and, if applicable, may be filed with the Register of Copyrights and the Commissioner of Patents and Trademarks, each without further authorization from Debtor.
          (c) Indemnification. The Debtor agrees to defend, indemnify and hold harmless the Secured Party against any and all liabilities, costs and expenses (including, without limitation, all reasonable legal fees and expenses): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or are determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement; provided, however, that this indemnification shall not extend to any damages caused by the gross negligence or willful misconduct of such Secured Party.
          (d) Limitations on Dispositions of Collateral. The Debtor shall not sell, transfer, lease or otherwise dispose of a material portion of the Collateral, or offer or contract to do so without the written consent of the Secured Party; provided, however, that Debtor will be allowed to sell inventory and grant non-exclusive licenses to its products, intellectual property and related documentation.
     3. Secured Party’s Appointment as Attorney-in-Fact.
          (a) Powers. The Debtor hereby appoints the Secured Party and any officers or agents of the Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or in its own name, so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Party, in its discretion, will have the right, without notice to, or the consent of the Debtor to do any of the following on the Debtor’s behalf:
               (i) to pay or discharge any taxes or liens levied or placed on or threatened against the Collateral;
BCInet — Security Agreement

               (ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Party or as the Secured Party directs;
               (iii) to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;
               (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;
               (v) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;
               (vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as the Secured Party may deem appropriate;
               (vii) to assign any patent right included in the Collateral of Debtor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party in its sole discretion determines; and
               (viii) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, and to take, at the Secured Party’s option and the Debtor’s expense, any actions which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Party were the absolute owners of the Collateral for all purposes.
     The Debtor hereby ratifies whatever actions the Secured Party lawfully does or causes to be done in accordance with this Section 3. This power of attorney will be a power coupled with an interest and will be irrevocable.
          (b) No Duty on Secured Party’s Part. The powers conferred on the Secured Party by this Section 3 are solely to protect the Secured Party’s interest in the Collateral and do not impose any duty upon it to exercise any such powers. The Secured Party will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and the Secured Party will not, in the absence of willful misconduct or negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 3.
     4. Expenses Incurred by Secured Party. If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement, and the Secured Party performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Party incurred in connection with such performance or compliance will be payable by the Debtor to the Secured Party on demand and will constitute Obligations secured by this Agreement.
BCInet — Security Agreement

     5. Events of Default. The following events shall constitute events of default (“Events of Default”) hereunder:
          (a) Debtor shall fail in any respect to perform or observe any covenant, condition or agreement to be performed or observed by it under the Notes, the Purchase Agreements or hereunder;
          (b) Any representation or warranty made by Debtor in the Notes, the Purchase Agreements or hereunder shall prove to be incorrect in any material respect; or
          (c) An event occurs which constitutes a default under the Notes, or any event occurs as described in item 5 of the Notes.
     6. Remedies. Upon the occurrence of an Event of Default, all amounts owing under the Notes by Debtor shall immediately become due and payable, and Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it under the Notes or under applicable law, all the rights and remedies of a secured party upon default under the Uniform Commercial Code. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity. Debtor agrees that upon an Event of Default and at Secured Party’s request, it will assemble the Collateral and make it available to Secured Party.
     7. Limitation on Duties Regarding Preservation of Collateral. The sole duty of the Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under Section 9207 of the Code or otherwise, will be to deal with it in the same manner as the Secured Party deals with similar property for its own account. The Secured Party will not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.
     8. Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and powers coupled with an interest.
     9. No Waiver; Cumulative Remedies. The Secured Party will not by any act of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Notes or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy under this Agreement on any one occasion will not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
BCInet — Security Agreement

     10. Miscellaneous.
          (a) Amendments and Waivers. Any amendment or waiver of any provision under this Agreement shall be in writing and signed by the Debtor and Secured Party.
          (b) Transfer; Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Debtor and its successors or assigns. The Debtor may not assign any of its rights or delegate any of its duties under this Agreement.
          (c) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the laws that might be applicable under conflicts of laws principles.
          (d) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original, but all of which together will constitute one instrument.
          (e) Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) upon electronic confirmation of receipt, if transmitted by telecopy, (iii) the day after it is sent, if sent for next day delivery to a domestic address by a nationally recognized overnight delivery service (i.e., Federal Express), and (iv) three days from the date of deposit in the U.S. mails, if sent by certified or registered U.S. mail, return receipt requested.
          (f) Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.
          (g) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
[Signature pages to follow.]
BCInet — Security Agreement

     The Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.
DEBTOR:

BCInet, Inc.
By:	/s/ Thomas P. Reynolds
Thomas P. Reynolds
President & CEO

SECURED PARTY:

OCZ Technology Group, Inc.
By:	/s/ Ryan M. Petersen
Ryan M. Petersen
President & CEO

Security Agreement—BCInet, Inc.
Signature Page
BCInet — Security Agreement

EXHIBITA
DESCRIPTION OF COLLATERAL
     This financing statement covers all right, title, and interest of Debtor in, to, and under all of the following described personal property, whether now or hereafter owned by, owing to, or acquired by or arising in favor of, Debtor (including, without limitation, under any trade names, styles, or divisions of Debtor), and whether owned or consigned by or to, or leased by or to, Debtor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”):
     (a) all “accounts,” as such term is defined in the Uniform Commercial Code as in effect in the State in which this Financing Statement is filed (“UCC”), including (i) all accounts receivable, other receivables, book debts, and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents, or instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the UCC), (ii) all purchase orders or receipts for goods or services, (iii) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation, and stoppage in transit and rights to returned, reclaimed, or repossessed goods), (iv) all monies due or to become due to Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by Debtor or in connection with any other transaction (whether or not yet earned by performance on the part of Debtor), including the right to receive the proceeds of said purchase orders and contracts, and (v) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing;
     (b) all “chattel paper,” as such term is defined in the UCC;
     (c) all “contracts,” as such term is defined in the UCC, including all contracts, undertakings, or agreements (other than rights evidenced by chattel paper, documents, or instruments), including any agreement relating to the terms of payment or the terms of performance of any account of Debtor;
     (d) all “documents,” as such term is defined in the UCC;
     (e) all “equipment,” as such term is defined in the UCC, including all machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment, and all engineering, processing, and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock, and other equipment of every kind and nature, trade fixtures, and fixtures, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto;
Security Agreement—BCInet, Inc.
BCInet — Security Agreement

A-1

     (f) all “fixtures,” as such term is defined in the UCC;
     (g) all “general intangibles,” as such term is defined in the UCC, including all customer lists, licenses, copyrights, trademarks, patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures, and other business associations, licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any trademark or trademark license), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, certificated securities, choses in action, deposit, checking, and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, instruments, and other property in respect of or exchange for pledged shares or other equity interests, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including, without limitation, all tapes, cards, computer runs, and other papers and documents in the possession or under the control of Debtor or any computer bureau or service company from time to time acting for Debtor;
     (h) all “goods,” as such term in defined in the UCC;
     (i) all “instruments,” as such term is defined in the UCC, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, chattel paper;
     (j) all “inventory,” as such term is defined in the UCC, including inventory, merchandise, goods, and other personal property that are held by or on behalf of Debtor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, or materials used or consumed or to be used or consumed in Debtor’s business or in the processing, production, packaging, promotion, delivery, or shipping of the same, including other supplies;
     (k) all “investment property,” as such term is defined in the UCC, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Debtor, including the rights of Debtor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by Debtor; (iv) all commodity contracts held by any person or entity; and (v) all commodity accounts held by any person or entity;
     (1) all letters of credit;
     (m) all money, cash, or cash equivalents of Debtor;
Security Agreement—BCInet, Inc.
BCInet — Security Agreement

A-2

     (n) all books and records (including, without limitation, customer lists, credit files, computer programs, printouts, and other computer materials and records) of Debtor pertaining to any of the foregoing; and
     (o) to the extent not otherwise included, all “proceeds,” as such term is defined in the UCC, of the foregoing in any form, including, without limitation: (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to any person or entity from time to time with respect to any of the foregoing, (ii) any and all payments (in any form whatsoever) made or due and payable to any person or entity from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the foregoing by any governmental authority (or any person or entity acting under color of governmental authority), (iii) any claim of any person or entity against third parties (A) for past, present, or future infringement of any patent or patent license, or (B) for past, present, or future infringement or dilution of any copyright, copyright license, trademark, or trademark license, or for injury to the goodwill associated with any trademark or trademark license, (iv) any recoveries by any person or entity against third parties with respect to any litigation or dispute concerning any of the foregoing, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, upon disposition or otherwise.
Security Agreement—BCInet, Inc.
BCInet — Security Agreement

A-3